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STATE STREET CORPORATION

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DAVID ALLEN SMITH

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Editorial Contact: FOR IMMEDIATE RELEASE	David A. Smith 6300 Stevenson Avenue, #413 Alexandria, VA 22304 703-717-6299 corpgovactivist@hotmail.com

State Street Shareholder to File Proxy Materials for 2009 Annual Meeting

Jailed for Airing Corporate Governance Concerns at 2006 Annual Meeting,
Smith to Seek Executive Compensation Clawbacks, Other Reforms

Urges Other Owners to Stop, Look, and Listen before Voting

ALEXANDRIA, VIRGINIA, March 16, 2009 --- David A. Smith, a State Street shareholder, today announced that he intends to file a proxy statement and form of proxy for the 2009 Annual Meeting of Shareholders for State Street Corporation.

On Friday, March 13, 2009, the State Street Board of Directors filed a preliminary proxy statement, setting the Meeting date for Wednesday, May 20, 2009.

"By a curious coincidence, State Street's Directors have moved the annual meeting (traditionally held the third Wednesday in April) to the date set for the Halliburton annual meeting," Smith notes.

"I hesitate to suggest that the State Street Directors did this in order to ensure that I could not appear at the State Street meeting that same day, by creating an intentional scheduling conflict. But - then again - I have been quite public about my intent to attend the 2009 Halliburton meeting, in order to confront Halliburton CEO David Lesar and Halliburton Tax VP David R. Smith."

"I continue to have questions about their respective roles in the Foreign Corrupt Practices Act matters for which Halliburton and KBR have been fined thus far. The mis-directed e-mails I received while working at Halliburton/KBR (intended for David R. Smith) suggest that Halliburton executives not only knew about the foreign bribes, but also knew the various investigations would likely turn up massive tax evasion issues as well, stemming from Halliburton/KBR's use of offshore banking activities to effect the foreign bribes."

Smith adds: "I have also been quite public about questioning which Bush Bank(s) were used to funnel the FCPA bribes for Halliburton/KBR, while calling attention to the long-standing Halliburton banking relationship with State Street, as well as Andy Card's long-standing personal relationship with the State Street CEO, Ronald E. Logue."

"Moreover, I have pointedly called the prior Administration's regulators' attention to Mr. Logue's tenure as head of State Street's Cayman operations before becoming CEO. I continue to urge incoming regulators to look into which Bush Bank(s) were used to funnel Halliburton/KBR's foreign bribes. Public corruption is one export America should not be making."

"Between now and the State Street Meeting, I intend to address the six Items of Business set forth in the Directors' preliminary materials," Smith says. "I urge all State Street owners to read all parties' soliciting materials carefully, and to vote on the basis of all information put forward."

State Street CEO Ronald E. Logue Had Smith Arrested for "Criminal Trespass"
When Smith Aired Board Conflicts of Interest, TARP-Related Concerns at 2006 Meeting
Logue Failed to Show for Criminal Trespass Hearings; Charge Dismissed

Smith's arrest for "criminal trespass" is a matter of public record. Please see the DFAN14A filing dated April 2, 2007, Exhibit 2 (which includes Mr. Smith's mug shot). This filing is filed under State Street's SEC filings, as the subject registrant.

So are the questions he prepared for the 2006 Meeting, which Mr. Logue found so impertinent as to effect an arrest. To view the questions, please see Exhibit 3 of the above-referenced DFAN14A filing, filed under State Street's SEC filings, as the subject registrant.

At that meeting, Mr. Logue angrily responded to a question from Smith - gritting his teeth, while claiming that the Corporation's finances were sound, and that the CFO's books could "absolutely" withstand a Federal Court-ordered audit, should such an audit be mandated. Smith wonders: "Would Mr. Logue show the same certitude now, in the wake of the TARP revelations?"

Willing to use a private, paid police detail to effect the arrest, neither Mr. Logue nor any State Street Director was willing to follow through, and show up as a prosecution witness to back up the arrest. The initial trial date in December 2006 was continued because the State Street Actors failed to show up as prosecution witnesses. When they were no-shows again in March 2007, the court dismissed the criminal trespass charge against Smith. Mr. Smith states: "It is fair to inquire whether Mr. Logue used Owner resources to pay for the private police detail for his police state meeting."

"Mr. Logue was outraged that I had dared to air the conflict of interest inherent in the Ropes & Gray relationship while Truman Snell Casner (a Ropes & Gray partner, who retired at the 2006 meeting) sat on our Board," Smith states, "and he was absolutely incensed when I dared to reveal, publicly, the substantial business relationships between his own brother, George A. Logue, and an Executive Compensation Committee member, Nader F. Darehshori."

"He was especially angry that I called attention to his long-standing friendship with former White House Chief of Staff Andy Card. Logue and his attorneys have also groused that I questioned the tick tock of how State Street was hastily appointed as the Enron special fiduciary. Elaine Chao and Eugene Scalia filed an emergency motion to jettison Northern Trust and appoint State Street as the Enron pension plans' special fiduciary in the wake of Enron's implosion. The fact that I also raised State Street's role as the Bush 41 Administration's handpicked Trustee for the Resolution Trust Corporation after the savings and loan crisis probably didn't endear me to Mr. Logue either."

"It is not SEDITION to question management's authority and the effects of conflict of interest on their sound business judgment; rather, it is good corporate citizenship, and fundamentally American to do so. Just as John Adams was thin-skinned (using the Alien and Sedition Acts to unlawfully arrest and maliciously prosecute his critics), Mr. Logue over-reacted to legitimate criticism, engaging in a gross sort of Patriot Act power play. In my view, when the CEO's brother's business partner sits on the Executive Compensation Committee, that raises fair questions about the effect that relationship may have on such matters as the stock option awards that Logue cashed out while the stock soared."

"Logue used a 10b5-1 plan to sell while in possession of material, non-public information. So did Ken Lay before Enron's implosion; so did Joe Nacchio before QWEST's problems. The conflict of interest surrounding Logue's stock awards, and the timing of his sales, fairly raises questions for Owners. I will not shy away from doing so, simply because Mr. Logue has high-level connections to the prior Administration."

Smith adds: "In 2006, Home Depot's CEO, Robert Nardelli, dispensed with the Directors at his company's annual meeting. That same annual meeting season, Mr. Logue took it one extreme further, and dispensed with the Owners, too. Logue nakedly showed his complete and utter contempt for Owners' rights when he ejected my partner of nearly 15 years (Patrick Jorstad), and had me arrested. Owners are not 'vestigial' or 'pro forma' formalities at an Owners' Meeting. As one wise Delaware corporation law judge once opined: Something said at a shareholders' meeting may matter. I'd go so far as to say that the 2006 annual meeting season marked the high water mark of 'untouchable' CEOs' arrogance."

Smith to Seek Clawback of Executive Compensation for Corporation's Coffers

Citing the Logue/Darehshori conflict of interest as just one reason of many, Smith says he intends to seek clawback of salary and incentive compensation from certain Directors and Named Executive Officers, including Mr. Logue.

"In light of the conflicts of interest that have bedeviled this Board, I intend to seek a demand-excused derivative suit recovery of monies paid out of our corporate treasury to the current Chairman and CEO, for instance," Smith states. "I believe those monies and stock option awards rightfully belong to the Corporation, and should be used for such corporate purposes as promptly repaying the sweetheart loan we received from Secretary Paulson, and providing for State Street workers whom the Directors have recently laid off."

Smith Applauds Chairman Waxman, Chairman Towns
For Their Executive Compensation Inquiries

Smith notes that former House Oversight and Government Reform Committee Chairman Henry Waxman wrote to State Street Chairman and CEO Ronald E. Logue last fall, seeking information about State Street's executive compensation practices. "Chairman Waxman or his successor, Chairman Towns, should also look into State Street's applications for regulatory exemptions to the Fed and the SEC during the last Administration," Smith urges. "In particular, I urge Chairman Waxman to look into the friendly capital adequacy loophole State Street got from the Fed, and the friendly asset-backed securities regulatory exemption it got from Chris Cox's SEC. State Street and Morgan Stanley sought - and got - an exemption that allowed them to use ABS as collateral for pension plan clients' securities lending activities."

Last Thursday, House Oversight Chairman Edolphus Towns issued a STATEMENT ON THE POSSIBLE OBSTRUCTION OF THE COMMITTEE'S INVESTIGATION INTO EXECUTIVE COMPENSATION AWARDS.

Smith concludes: "An ounce of prevention is often worth a pound of cure. In 2006, I tried to bring my concerns to the Directors of State Street. My attempt fell of deaf ears, and earned me jail time and substantial legal defense costs for my trouble. In 2009, I am going over their heads, taking my case directly to the shareholders - and I will continue to also work with lawmakers, law enforcement officials, and appropriate regulators (at the Federal and State level) to air my ongoing concerns about how State Street Corporation is being managed (or mismanaged, as the case may be)."

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Editor's Note: David A. Smith is a graduate of Woodrow Wilson High School in Beckley, West Virginia, graduating one year behind Morgan Spurlock (Acadamy Award Nominated Director of SuperSize Me, which looked into McDonald's). Smith was admitted to Harvard College, early admission, is a member of the Class of 1994, and graduated with an AB in Government in 1996. Smith is also a recipient of the following honors and awards: American Academy of Achievement (ironically sponsored by the Milken Family Foundation), Robert C. Byrd Scholar, United Mine Workers of America/Lorin E. Kerr Scholar, William Randolph Hearst United States Senate Youth Scholar, and Century III Leadership Scholar. Smith lives in Alexandria, Virginia with his domestic partner of nearly 15 years, Patrick Jorstad. Jorstad and/or Smith have attended every State Street Annual Meeting since 1998, sponsoring and/or co-sponsoring numerous measures aimed at reforming the corporate governance practices of the conflict-riddled Board of Directors.

Important Information: David A. Smith plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of State Street Corporation in connection with the 2009 Annual Meeting, currently scheduled to be held on May 20, 2009. STATE STREET SHAREHOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Smith is the beneficial owner of 100 shares of State Street Corporation's common stock, as of March 13, 2009 (the record date fixed by the State Street Board of Directors for owners entitled to vote at the 2009 Annual Meeting).